UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  May 17, 2011

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

    This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by El Paso Corporation with the Securities and Exchange Commission on May 18, 2011 (the “Original Report”).  The sole purpose of this amendment is to disclose El Paso’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation.  No other changes have been made to the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

    At El Paso Corporation’s 2011 Annual Meeting of Stockholders held on May 17, 2011, El Paso’s stockholders voted on, among other matters, a proposal regarding the frequency of holding subsequent advisory votes on executive compensation (say on pay).  As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

    In consideration of the stockholder vote on the frequency proposal, El Paso’s Board decided at a meeting held on July 14, 2011, that El Paso will hold an advisory vote on executive compensation on an annual basis.  Accordingly, El Paso will include an advisory vote on executive compensation every year in its future proxy materials until the next stockholder vote on the frequency of such votes, which will be no later than El Paso’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated: July 15, 2011.